Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ARRIS International plc 2016 Stock Incentive Plan, of our reports dated March 1, 2017, with respect to the consolidated financial statements of ARRIS International plc and the effectiveness of internal control over financial reporting of ARRIS International plc, included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

March 14, 2017